
<ARTICLE>         7
<LEGEND>          THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                  INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                  INC. DATED SEPTEMBER 30, 1995 AND IS QUALIFIED IN
                  ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                  STATEMENTS.
</LEGEND>
<MULTIPLIER>      1,000

<PERIOD-TYPE>                                           9-MOS
<FISCAL-YEAR-END>                                               DEC-31-1995
<PERIOD-END>                                                    SEP-30-1995
<DEBT-HELD-FOR-SALE>                                             12,503,300
<DEBT-CARRYING-VALUE>                                                     0
<DEBT-MARKET-VALUE>                                                       0
<EQUITIES>                                                            8,800
<MORTGAGE>                                                          598,000 <F1>
<REAL-ESTATE>                                                             0
<TOTAL-INVEST>                                                   13,949,800
<CASH>                                                                    0 <F2>
<RECOVER-REINSURE>                                                   83,800
<DEFERRED-ACQUISITION>                                            1,566,400 <F3>
<TOTAL-ASSETS>                                                   17,009,100
<POLICY-LOSSES>                                                  12,591,500
<UNEARNED-PREMIUMS>                                                 189,200
<POLICY-OTHER>                                                      273,700
<POLICY-HOLDER-FUNDS>                                               280,900
<NOTES-PAYABLE>                                                   1,501,900 <F4>
<COMMON>                                                            154,800
<PREFERRED-MANDATORY>                                                     0
<PREFERRED>                                                         283,500
<OTHER-SE>                                                          567,400 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                                     17,009,100
<PREMIUMS>                                                        1,103,300
<INVESTMENT-INCOME>                                                 850,500
<INVESTMENT-GAINS>                                                   80,600 <F6>
<OTHER-INCOME>                                                       31,700 <F7>
<BENEFITS>                                                        1,276,000 <F8>
<UNDERWRITING-AMORTIZATION>                                         186,500 <F9>
<UNDERWRITING-OTHER>                                                198,200
<INCOME-PRETAX>                                                     285,900
<INCOME-TAX>                                                         34,300
<INCOME-CONTINUING>                                                 251,600
<DISCONTINUED>                                                            0
<EXTRAORDINARY>                                                           0
<CHANGES>                                                                 0
<NET-INCOME>                                                        167,800
<EPS-PRIMARY>                                                          7.16
<EPS-DILUTED>                                                          6.45
<RESERVE-OPEN>                                                            0
<PROVISION-CURRENT>                                                       0
<PROVISION-PRIOR>                                                         0
<PAYMENTS-CURRENT>                                                        0
<PAYMENTS-PRIOR>                                                          0
<RESERVE-CLOSE>                                                           0
<CUMULATIVE-DEFICIENCY>                                                   0

  <F1>  Includes $246,100 of credit-tenant loans.
  <F2>  Cash and cash  equivalents  are  classified as  short-term  investments, which are included in total investments.
  <F3>  Includes $1,198,400 of cost of policies purchased.
  <F4>  Includes  notes payable of Bankers Life Holding  Corporation of $272,600 and Partnership II entities of $308,500 which are not direct obligations of Conseco.
  <F5>  Includes retained earnings of $510,700, and net unrealized appreciation of securities of $56,700.
  <F6>  Includes net realized gains of $77,800 and net trading income of $2,800.
  <F7>  Includes fee revenue of $23,600, and other income of $8,100.


  <F8>  Includes insurance policy benefits of $814,800,  change in future policy benefits of $28,400 and interest expense on annuities and financial products of $432,800.
  <F9>  Includes  amortization of cost of policies purchased of $87,500 and cost of policies produced of $54,400 and amortization related to realized losses of $44,600.

